Exhibit 99.01

Press Release

Available for Immediate Publication: September 28, 2012

FNB Bancorp Announces Stuart Keirle has joined First National Bank of Northern California as Executive Development Director

Source: FNB Bancorp (CA) (QTCQB: FNBG)

South San Francisco, California

Website: www.fnbnorcal.com

Contacts:

Tom McGraw, Chief Executive Officer (650) 875-4864

Dave Curtis, Chief Financial Officer (650) 875-4862

Stuart Keirle has joined First National Bank of Northern California (“FNB Norcal”) as Executive Development Director. Mr. Keirle joined FNB Norcal on August 16, 2012, bringing an impressive resume of executive-level banking experience. Stuart will be working out of the bank’s new Financial District branch at 130 Battery Street. Stuart graduated from the American Bankers Association Stonier Banking School in Rutgers, New Jersey, and has significant overseas experience. His career spans numerous countries, including posts in Africa, the Middle East and South Asia, before settling in the Bay Area in 1987. Stuart has held positions with Barclays Bank International (22 years), Commercial Bank of San Francisco and, most recently, President and CEO of America California Bank.

Veteran Banker, Stuart Keirle, to Help Build First National Bank of Northern California’s San Francisco Downtown Presence.

Stuart will focus on building awareness of the bank’s growing downtown presence, and promoting the Bank’s broad range of commercial services and its personal approach to banking. He brings to FNB Norcal a broad range of communication, strategic, business development, M&A and investor-relation skills, along with deep roots and many connections in the San Francisco business community, particularly with first- and second-generation immigrants.

“First National Bank of Northern California has a great reputation in the community and I’m thrilled to join the team,” says Stuart Keirle. “Following the recent acquisition of Oceanic Bank of San Francisco, we now have five branches in the city. Businesses can now get the personalized service of a community bank and the resources of a large financial institution, without leaving the city. I welcome the opportunity to share my expertise and connect with local business leaders to share the advantages of working with a longstanding, relationship-based bank.” continued Keirle.

“We are delighted to have Stuart join First National Bank of Northern California,” stated Tom McGraw, CEO. “He brings a wealth of community banking experience and he understands the difference between transactional banking and relationship banking. Stuart’s experience and loyal following will compliment First National Bank of Northern California’s philosophy of keeping our focus firmly on our customers and their banking needs.”

About First National Bank of Northern California

FNB Bancorp is the sole shareholder of First National Bank of Northern California. Founded in 1963, First National Bank of Northern California is “the Neighborhood Bank”, dedicated to providing the finest financial services to its valued customers in the communities it serves. With 14 San Francisco Bay Area branch locations, a branch on the island of Guam, additional ATMs, and plans for further growth, First National Bank of Northern California focuses on delivering smart solutions to local individuals, families and businesses, with an unwavering commitment to personal service.

First National Bank of Northern California provides a broad range of personal and business banking services. For individuals and families, the bank provides solutions including full checking and savings offerings; certificates of deposits and money market accounts; individual retirement accounts; home mortgages and home equity loans; and debit and credit card services. Qualified local businesses can receive secured and unsecured lines of credit, term loans, merchant services, vehicle and equipment loans, commercial real estate loans, commercial and industrial credit, and debit and credit card services.

For more information, visit www.fnbnorcal.com. First National Bank of Northern California is an FDIC insured institution.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by FNB Bancorp with the Securities and Exchange Commission, should be carefully considered when evaluating its business prospects. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release.